Invitation Homes Announces Participation In Upcoming Investor Events

Discloses Updates in Advance of Upcoming Investor Outreach

DALLAS--(BUSINESS WIRE)-- Invitation Homes Inc. (NYSE: INVH) (“Invitation Homes” or the “Company”), the nation's premier single-family home leasing company, announced today that members of the Company’s management are participating in upcoming investor events.

In consideration of these events, the Company is disclosing the following updates:

July and August Leasing Update

Same Store Operating Results
	August 2021	July 2021	2Q 2021	August 2020
Rental rate growth (lease-over-lease):
Renewals	8.0%	7.0%	5.8%	3.3%
New leases	18.9%	17.5%	13.8%	5.6%
Blended	11.0%	9.9%	8.0%	4.1%

Average occupancy	98.1%	98.1%	98.3%	97.8%

Rental Assistance Update
The Company intends to continue working with residents experiencing financial hardship to try to find solutions that keep them in their homes. This includes continuing to provide residents with information about rental assistance programs for which they may be eligible, application instructions, necessary documentation, and owner requirements. In FY 2020 and year to date 2021 through August, the Company has helped thousands of residents apply for government assistance programs and, as a result, has received over $19 million in rental assistance payments.

Federal Trade Commission Letter
The Company has recently received a letter from the staff of the Federal Trade Commission requesting information as to how the Company conducts its business generally and during the COVID-19 pandemic specifically. The Company is cooperating with the request.

Upcoming Investor Event Details
On Thursday, September 9, 2021, at 2:00 p.m. Eastern Time, the Company’s President and Chief Executive Officer Dallas Tanner will join a panel of leading industry executives during the 13th Annual Evercore ISI Real Estate Conference.

On Wednesday, September 22, 2021, at 9:00 a.m. Eastern Time, the Company’s Chief Financial Officer Ernie Freedman and Chief Operating Officer Charles Young will participate in a roundtable discussion at the BofA Securities 2021 Global Real Estate Conference. A live audio webcast of the presentation will be available on the Investor Relations section of the Company's website at www.invh.com, with a replay available through October 22, 2021.

About Invitation Homes
Invitation Homes is the nation's premier single-family home leasing company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools. The company's mission, "Together with you, we make a house a home," reflects its commitment to providing homes where individuals and families can thrive and high-touch service that continuously enhances residents' living experiences.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, statements related to the Company’s expectations regarding the performance of the Company’s business, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company’s business model, macroeconomic factors beyond the Company’s control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association fees and insurance costs, the Company’s dependence on third parties for key services, risks related to the evaluation of properties, poor resident selection and defaults and non-renewals by the Company’s residents, performance of the Company’s information technology systems, risks related to the Company’s indebtedness, and risks related to the potential negative impact of the ongoing COVID-19 pandemic on the Company’s financial condition, results of operations, cash flows, business, associates, and residents. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Moreover, many of these factors have been heightened as a result of the ongoing and numerous adverse impacts of COVID-19. The Company believes these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at https://www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s other periodic filings. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Contacts
Investor Relations Contact:
Scott McLaughlin
Phone: 844.456.INVH (4684)
Email: IR@InvitationHomes.com

Media Relations Contact:
Kristi DesJarlais
Phone: 972.421.3587
Email: Media@InvitationHomes.com